UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-52606	20-2985918
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	I.R.S. Employer Identification No.

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Advisory Agreement Amendment
On January 15, 2015, KBS Real Estate Investment Trust, Inc. (the “Company”) and KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), entered into an amendment to the advisory agreement between the parties to amend certain terms related to the disposition fee payable to the Advisor by the Company. In accordance with the advisory agreement, for substantial assistance in connection with the sale of properties, loans or other investments as determined by the Conflicts Committee of the Company’s Board of Directors, the Company pays the Advisor or its affiliates a disposition fee of 1% of the contract sales price of the properties, loans or other investments sold. However, in no event may the total commissions (including such disposition fees) paid to the Advisor, its affiliates and unaffiliated third parties exceed 6% of the contract sales price of the property, loan or other investment sold or exceed a competitive real estate commission. Pursuant to the amendment, the disposition fee related to the sales of GKK Properties (defined below) has been modified to provide that the Conflicts Committee will determine in its sole discretion the amount of the disposition fee related to the sale of GKK Properties upon the terms set forth below, which disposition fee may be an amount not to exceed 1% of the contract sales price, which maximum amount is consistent with the fixed percentage applicable to the sales of other properties, loans and other investments under the advisory agreement.
The amendment provides that with respect to sales of the properties that the Company indirectly received an ownership or leasehold interest in (the “GKK Properties”) as a result of the Collateral Transfer and Settlement Agreement (the “Settlement Agreement”) with, among other parties, GKK Stars Acquisition LLC, and which the Company entered upon the default by the borrowers under the Company’s investment in a mezzanine loan secured by the GKK Properties, and provided that the Conflicts Committee determines that the Advisor has provided a substantial amount of services in connection with the sale of each GKK Property for which the payment of a disposition fee is requested by the Advisor, then:

(a)
With respect to portfolio or single asset sales of GKK Properties designated by the Conflicts Committee in its sole discretion at or about the time of the sale, the Company will pay the Advisor a fee in an amount not to exceed 1% of the contract sales price and subject to other limitations and conditions set forth in the advisory agreement, as determined by the Conflicts Committee in its sole discretion, which fee will be payable upon the respective closing; and

(b)
With respect to sales of all other GKK Properties for which a disposition fee has not yet been paid, if, upon the sale of the final GKK Property, the Conflicts Committee determines in its sole discretion that the Company has recovered its entire investment related to the GKK Mezzanine Loan and the GKK Properties subsequent to the Settlement Agreement, after taking into consideration the net cash flow received by the Company from the investment, whether in the form of (i) net proceeds from the sales or other dispositions or transfers of the GKK Properties, (ii) the net cash flow related to the GKK Mezzanine Loan, (iii) the net cash flow related to the GKK Properties subsequent to the Settlement Agreement and/or (iv) other proceeds related to the assets and liabilities received under the Settlement Agreement, then the Company will pay the Advisor a fee in an amount not to exceed 1% of the contract sales price and subject to other conditions set forth in the advisory agreement, as determined by the Conflicts Committee in its sole discretion, which fee will be payable promptly upon such determination by the Conflicts Committee.

As of January 15, 2015, the Company had sold 158 GKK Properties for an aggregate contract sales price of $211.5 million for which the Company had not paid or accrued a disposition fee. If the Conflicts Committee determines the Company has recovered its entire investment related to the GKK Mezzanine Loan and the GKK Properties upon the sale of the final GKK Property, the Conflicts Committee may pay the Advisor a disposition fee of up to 1% on these GKK Properties sold as of January 15, 2015.

ITEM 8.01 OTHER EVENTS
Disposition Fee Related to the Tribeca Building
In 2006 and 2007, the Company originally made three debt investments (collectively, the “Tribeca Loans”) related to the conversion of an eight-story loft building into a 10-story condominium building with 62 units (the “Tribeca Building”) located at 415 Greenwich Street in New York, New York. On February 19, 2010, the borrowers under the Tribeca Loans defaulted and the Company foreclosed on the Tribeca Building by exercising its right to accept 100% of the ownership interest of the borrowers. The Company acquired the remaining unsold condominium units of the Tribeca Building (the residential, retail and parking space condominium units transferred to the Company are, collectively, the “Units” and, individually, each is a “Unit”). The Company has sold 26 residential units, two retail spaces and the parking spaces, and as the remaining two unsold residential units of the Tribeca Building are now under contract to sell, on January 15, 2015, the Conflicts Committee approved, pursuant to the advisory agreement, the payment of a disposition fee of 1% of the contract sales price of the Units sold or to be sold. The total estimated contract sales price of the Units sold or to be sold is $106 million. The disposition fee is calculated on a Unit by Unit basis and subject to other limitations set forth under the advisory agreement. The aggregate amount of the disposition fee for the Units is approximately $0.6 million and will be payable upon the closing of the sale of the final Unit. Because the disposition fee related to the Units was calculated on a Unit by Unit basis, the disposition fee is only approximately 50% of what it would have been had the fee been calculated in the aggregate, due to the effect of the 6% cap on total commissions (including disposition fees) paid to the Advisor, its affiliates and unaffiliated third parties contained in the advisory agreement.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description
10.1	Amendment No. 1 dated January 15, 2015 to Advisory Agreement dated November 8, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: January 16, 2015	BY:	/s/ DAVID E. SNYDER
David E. Snyder
Chief Financial Officer